UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2025

Apollo Realty Income Solutions, Inc

(Exact name of Registrant as Specified in Its Charter)

Maryland	000-56656	87-2557571
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Apollo Global Management, Inc. 9 West 57th Street, 42nd Floor New York, New York		10019
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 515-3200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 7.01. Regulation FD Disclosure.

January 2025 Distributions

On January 31, 2025, Apollo Realty Income Solutions, Inc. (the "Company") declared distributions for each class of its common stock outstanding in the amount per share set forth below:

	Gross Distribution	Management Fee	Stockholder Servicing Fee	Net Distribution
Class S Common Stock	$0.1121	$0.0221	$0.0151	$0.0749
Class D Common Stock	$0.1121	$0.0221	$0.0045	$0.0855
Class I Common Stock	$0.1121	$0.0221	$0.0000	$0.0900
Class F-I Common Stock	$0.1121	$0.0175	$0.0000	$0.0946
Class A-I Common Stock	$0.1121	$0.0178	$0.0000	$0.0943
Class A-III Common Stock	$0.1121	$0.0151	$0.0000	$0.0970
Class E Common Stock	$0.1121	$0.0000	$0.0000	$0.1121

The net distributions for each class of common stock (which represents the gross distributions less management fees and stockholder servicing fees for the applicable class of common stock) are payable to stockholders of record immediately following the close of business on January 31, 2025 and will be paid on or about February 20, 2025. These distributions will be paid in cash or reinvested in shares of the Company's common stock for stockholders participating in the Company's distribution reinvestment plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apollo Realty Income Solutions, Inc.

Date: January 31, 2025	By:	/s/ Anastasia Mironova
Name: Anastasia Mironova
Title: Interim Chief Financial Officer, Treasurer and Secretary